Exhibit 3.21

FILED
in the Office of the
Secretary of State of Texas
NOV 25 1998

Corporations Section

STATEMENT OF CHANGE OF REGISTERED OFFICE OR

REGISTERED AGENT OR BOTH BY A CORPORATION,

LIMITED LIABILITY COMPANY OR LIMITED PARTNERSHIP

1.                            The name of the entity is QVC San Antonio, Inc.

The entity’s charter/certificate of authority/file number is 01208222

2.                            The registered office address as presently shown in the records of the Texas secretary of state is:  811 Dallas Avenue, Houston, Texas 77002

3.         A. ☒ The address of the NEW registered office is: (Please provide street address, state and zip code. The address must be in Texas.) 800 Brazos, Austin, Texas 78701

OR                   B. ☐  The registered office address will not change.

4.                            The name of the registered agent as PRESENTLY shown in the records of the secretary of state is  CT Corporation System

5.                            A. ☒  The name of the NEW registered agent is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR                   B. ☐  The registered agent will not change.

6.                            Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.                            The changes shown above were authorized by:

Business Corporations may select A or B                      Limited Liability Company may select D or E

Non-Profit Corporations may select A, B, or C Limited Partnerships select F

A. ☒                  The board of directors;

B. ☐                    An officer of the corporation so authorized by the board of directors;

C. ☐                    The members of the corporation in whom management of the corporation is vested pursuant to article 2.14C of the Texas Non-Profit Corporation Act;

D. ☐                    Its members;

E. ☐                    Its managers; or

F. ☐                     The limited partnership.

(Authorized Officer of Corporation)
(Authorized Member or Manager of LLC)
(General Partner of Limited Partnership)